SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
September 23, 2002
(Date of earliest event reported)

Boyd Bros. Transportation Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23948	63-6006515

(Commission File No.)	(IRS Employer Identification No.)

3275 Highway 30
Clayton, Alabama	36016

(Address of principal executive offices)	(Zip Code)

(334) 775-1400

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
WAIVER AND CONSENT AGREEMENT

Item 5. Other Events.

     On September 23, 2002, Boyd Bros. Transportation Inc. (the “Company”) entered into a Waiver and Consent Agreement with one of its two primary bank lenders. Pursuant to the Waiver and Consent Agreement, the lender has consented to and waived, effective as of June 30, 2002, the failure of the Company to comply with a certain financial covenant ratio requirement contained in its loan agreement with the lender. The Company was otherwise in compliance with its covenants contained in the loan agreement as of the end of the fiscal quarter ended June 30, 2002.

     On September 30, 2002, the Company received confirmation from its other primary bank lender that the Company was in compliance with its loan agreement covenants with said lender as of the end of the fiscal quarter ended June 30, 2002.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit 99.1 – Waiver and Consent Agreement by and between Boyd Bros. Transportation Inc. and AmSouth Bank, dated September 2, 2002, and effective June 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD BROS. TRANSPORTATION INC.

Date:	September 24, 2002	By:	/s/ Richard C. Bailey Richard C. Bailey Its Executive Vice President and Chief Financial Officer